Exhibit 99.1

Finjan Mobile’s Newly Enhanced App, InvinciBull, Expands its VPN User-Base with Acquisition of Anonymizer Customers

Potential to Add 4,000 Customers to Subscriber Base

East Palo Alto, CA – October 24, 2018 – Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, today announced that its subsidiary, Finjan Mobile, Inc’s newly launched enhanced VPN, InvinciBull is acquiring the user-base of Anonymizer. InvinciBull is a set-it-once VPN (Virtual Private Network) uniquely designed to stream content and data securely anonymously wherever you are on the planet.

InvinciBull was hand-picked by Anonymizer as a trusted partner that will uphold the same commitment to its users and will take over providing VPN services for the duration of all existing Anonymizer subscriptions at no additional cost. The VPN service promises to be faster and provides an improved user interface. Anonymizer currently has an estimated 4,000 customers all of whom will be encouraged to move over to the InvinciBull Consumer VPN platform. To ease the transition, existing users will have one month to take advantage of this opportunity and switch over their services to InvinciBull.

“I am extremely proud of the work Anonymizer has accomplished over the years. Since those early days, the landscape for consumer privacy has changed radically – modern tracking technologies have extended far beyond simple cookies and IP addresses, and users need protection on mobile devices now more than on desktops,” states Lance Cottrell, Chief Scientist at Ntrepid. “InvinciBull stood out as our first choice for a partner to continue our VPN service, and we have the highest confidence in them. Knowing that our consumer users are in good hands, Ntrepid looks forward to focusing more energy and creativity on high-end solutions and specialty services for government and enterprise users.”

“InvinciBull’s mission of protecting devices from malicious content on the internet aligns extremely well with Anonymizer’s value and we are very excited to join forces with the Anonymizer brand to keep protecting their consumer customers,” said June Bower, Head of Marketing for InvinciBull. “We believe that individuals deserve access to innovative tools and technology that protect their online activity. We are committed to serving Anonymizer’s loyal customers and providing them with the privacy and security features they have come to expect. At Finjan Holdings we have a 20-year history of leading cybersecurity innovation and we will continue this practice through our Finjan Mobile subsidiary as we develop with our industry-leading patents and broaden our portfolio with a number of new cutting-edge technologies in the future.”

About Ntrepid
Ntrepid is a mission-driven provider of cutting-edge technology solutions for government and enterprise to discreetly and safely conduct sophisticated online operations in the most hostile online environments. We leverage our deep experience in the national security community to anticipate our customers' needs and provide solutions before the requirements are expressed. Our heavy investment in R&D allows us to stay ahead of the rapidly changing internet landscape. Ntrepid's innovative solutions empower advanced online research, analysis, and data collection, while obscuring organizational identity and protecting your mission. More information can be found at www.ntrepidcorp.com.

About Finjan Holdings, Inc.
Established 20 years ago, Finjan Holdings, Inc. is a globally recognized leader in cybersecurity. Finjan Inc.'s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2017, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.
Media Contact for InvinciBull
Bonnie Rothman
Company B for InvinciBull
914-500-5150
bonnie@companyb-ny.com

Media Contact for Ntrepid
Taylor Hadley
978-877-2113
taylor@golaunchtech.com